UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  January 12, 2007

Date of earliest event reported:  January 12, 2007

NORTHWEST AIRLINES CORPORATION

(Debtor-in-Possession)

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On January 12, 2007, Northwest Airlines Corporation (the “Company”) and thirteen of its direct and indirect subsidiaries, including Northwest Airlines, Inc. (collectively, the “Debtors”), filed with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) a Debtors’ Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”).  On January 12, 2007, the Bankruptcy Court also entered an order extending the time within which the Debtors may file the Disclosure Statement related to the Plan to February 15, 2007. A copy of the press release announcing the filing of the Plan and a copy of the Plan as filed with the Bankruptcy Court are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.  The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

Item 9.01.               Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 12, 2007
99.2	Debtors’ Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: January 12, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 12, 2007
99.2	Debtors’ Joint and Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code